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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


     Armotek Industries, Inc.                          New Jersey

     Dauphin Graphic Machines, Inc.                    Pennsylvania

     Diamond Holding Corporation                       Georgia

     Pamarco Europe Limited                            England

     Pamarco Incorporated                              Maryland